UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the “Commission”) solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”

On August 5, 2015, we issued a press release reporting the financial results for our second fiscal quarter ended June 28, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer; Employment Agreement with Abelardo Ruiz

On August 5, 2015, the Company announced the hiring and appointment of Abelardo Ruiz as the Company’s Chief Operating Officer, effective as of August 31, 2015. From July 2012 until joining the Company, Mr. Ruiz, age 44, served as Chief Operating Officer of Colon Genera Restaurant Group, a franchisee of Wendy’s, Applebee’s, Famous Dave’s, Longhorn, Sizzler, and Olive Garden restaurants in the Puerto Rico market. Previously, from May 2008 through June 2012, Mr. Ruiz served as Vice President of Operations of Il Mulino NYC, where he oversaw the operations of eight fine dining Italian restaurants in Puerto Rico and the United States.

Mr. Ruiz’s employment with the Company is governed by an employment agreement entered into on August 3, 2015, but to be effective as of August 31, 2015, that has a four year term. Under the employment agreement, Mr. Ruiz is entitled to receive an annual base salary of $250,000 and is eligible for annual bonus compensation in the discretion of the Board in amounts expected to be in the range of 20%-30% of his base salary. During the first twelve months of his employment, however, Mr. Ruiz will be entitled to receive a minimum guaranteed bonus equal to not less than 20% of his base salary, which will be prorated if his employment is terminated prior to the one year anniversary of his start date. Mr. Ruiz’s 2016 annual bonus will be prorated to reflect the portion of 2016 worked following the one year guaranteed bonus period.

Pursuant to the employment agreement, at the commencement of his employment term, the Company will grant to Mr. Ruiz a five-year, 71,324 share non-qualified stock option under the Company’s 2015 Equity Incentive Plan that will vest in equal monthly installments over the employment term (the “Stock Option”). The Stock Option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date.

Mr. Ruiz may participate in the Company’s benefit plans that are currently and hereafter maintained by the Company and for which he is eligible, including, without limitation, group medical, 401(k), life insurance and other benefit plans. Mr. Ruiz is entitled to be reimbursed for reasonable travel and other expenses prior his relocating to a permanent residence within commuting distance of the Company’s headquarters. He will also receive a temporary residence living allowance of $3,000 per month that will terminate after one year or upon his earlier relocation. The Company will reimburse Mr. Ruiz for relocation expenses of up to $10,000. The Company has also agreed to lease or reimburse Mr. Ruiz for the lease of a car with aggregate annual costs not to exceed $10,000, and will provide Mr. Ruiz with a computer and cell phone (or reimburse Mr. Ruiz for the costs thereof).

Mr. Ruiz has agreed not to compete with the Company during the term of his employment and for a period thereafter the length of which will depend on the circumstances on which his employment is terminated. If Mr. Ruiz’s employment is terminated by the Company other than for “Cause” or by Mr. Ruiz for “Good Reason” (each as defined in the employment agreement), Mr. Ruiz has agreed not to compete with the Company during the period in which he is entitled to or receives severance payments (as outlined below). If Ruiz’s employment is terminated by the Company for Cause or by Mr. Ruiz other than Good Reason, Mr. Ruiz has agreed not to compete with the Company for twelve months following the date of such termination. For purposes of the noncompetition restriction, competition includes engaging, owning, having an interest, or participating in the financing, operation, management or control of any person, firm, corporation or business whose primary business is the retail sale of barbeque format food or whose restaurant business derives a majority (i.e. 50% or more) of its food-related revenues from the sale of barbeque type food or barbeque-related products, in each case in the United States and its territories, in Canada and in any other country in which the Company does business during the employment term. Mr. Ruiz has also agreed not to solicit employees of the Company during the employment term and for 18 months thereafter.

Under the employment agreement, if Mr. Ruiz’s employment is terminated by the Company for any reason other than Cause (including any termination by the Company following a “Change in Control” (as defined in the employment agreement), death or disability, or if Mr. Ruiz resigns for Good Reason, so long as he has signed and has not revokes a release agreement, he will be entitled to receive severance comprised of continuing payments of his base salary (i) for a twelve month period following the termination date, if termination occurs prior to the two year anniversary of the commencement of the employment term, or (ii) for a six month period following the termination date or, if less, the remainder of the four year employment term, if termination occurs on or after the two year anniversary of the commencement of the employment term. At its option and in its sole discretion, the Company shall, so long as it continues to make payments of base salary to Mr. Ruiz, have the right to extend the length of the severance period for an additional period of time so long as the entire severance period does not exceed twelve months. To the extent not exempt from rules governing deferred compensation under Section 409A of the Internal Revenue Code of 1986, severance payments to Mr. Ruiz are intended to comply with Section 409A and are subject to corresponding requirements regarding the timing of such payments.

The employment agreement is attached as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement entered into on August 3, 2015 between Famous Dave’s of America, Inc. and Abelardo Ruiz

99.1	Famous Dave’s of America, Inc. Press Release dated August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’s OF AMERICA, INC.

Date: August 6, 2015	By:	/s/ Richard A. Pawlowski
		Name:	Richard A. Pawlowski
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement entered into on August 3, 2015 between Famous Dave’s of America, Inc. and Abelardo Ruiz

99.1	Famous Dave’s of America, Inc. Press Release dated August 5, 2015